OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

WHEREAS, *the Amended Certificate of Incorporation of*

THE CORETEC GROUP INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, *the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

IN TESTIMONY WHEREOF, I *hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this 22nd day of June, 2017.

Secretary of State

06/22/2017 10:12 AM
OKLAHOMA SECRETARY OF STATE
SOS
33958690002

FILED - Oklahoma Secretary of State #1900555617 06/22/2017

(1/10th of 1%) of such increase.

FILE IN DUPLICATE

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AMENDED
CERTIFICATE OF INCORPORATION

(AFTER RECEIPT OF PAYMENT OF STOCK)

TO: OKLAHOMA SECRETARY OF STATE
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405)-522-4560

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1. A. The name of the corporation is:

3DICON CORPORATION

B. **As amended:** The name of the corporation has been changed to:

THE CORETEC GROUP INC.

(Please Note: *The new name of the corporation* ***MUST*** *contain one of the following words:* **association, company, corporation, club, foundation, fund, incorporated, institute, society, union, syndicate or limited** or one of the abbreviations **co., corp., inc. or ltd.**)

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

Name of Agent	Street Address	City	County	Zip Code
JUDITH F. KEATING	6804 S. CANTON AVE., STE 150	TULSA	TULSA	74136

(P.O. BOXES ARE NOT ACCEPTABLE)

3. The duration of the corporation is: Perpetual

RECEIVED
JUN 22 2017
OKLAHOMA SECRETARY OF STATE

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES	SERIES (If any)	PAR VALUE PER SHARE (Or, if without par value, so state)
COMMON 1,500,000,000		$0.0002
PREFERRED 25,000,000		$0.0002

5. Set forth clearly any and all amendments to the certificate of incorporation which are desired to be made:

To be added at the end of Article Sixth:

"Effective as of the opening of business on June 28, 2017 (the "Record Date"), each three hundred (300) shares of the Corporation's Common Stock, par value $.0002 per share, issued and outstanding as of the Record Date shall be converted and reclassified into one (1) share of the Corporation's Common Stock, par value $.0002 per share.

No fractional shares of the Corporation's Common Stock shall be issued. A holder of fractional shares at the Record Date who would otherwise be entitled to a fraction of a share of Common Stock shall, in lieu thereof, be entitled to receive an additional full share of Common Stock."

That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 21 day of June, 2017.

By [signature] CEO / President

Michael Kraft
(PLEASE PRINT NAME)

ATTEST:

By [signature] COO Secretary

Judith Keating
(PLEASE PRINT NAME)

OK/07 - 01/11/02 C T System Online

(SOS FORM 004-12/01)